UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 30, 2008, IDT Corporation (the “Registrant” or the “Company”) was notified (the “Notice”) by the New York Stock Exchange (the “NYSE”) that the Company does not meet one of the NYSE’s continuing listing standards. Specifically, the Notice stated that the Company’s average global market capitalization over a consecutive thirty (30) day trading period was below the NYSE’s $100 million requirement. The Company has been verbally informed by the NYSE that its Common Stock (NYSE: IDT.C) fell below another NYSE requirement on October 2, 2008, namely that the average closing price of IDT’s Common Stock was less than $1.00 over a consecutive thirty (30) day trading period. Assuming current share prices, the Company expects its Class B Common Stock (NYSE: IDT) to also fall below this $1.00 minimum price requirement in the coming days. The Company is awaiting formal written notice from the NYSE regarding the Company’s non-compliance with these other listing standards.

Under the NYSE’s applicable rules and regulations (the “Rules”) regarding the market capitalization, within forty-five (45) days from the receipt of the Notice (November 14, 2008), the Company must provide the NYSE with a business plan (the “Plan”) that demonstrates its ability to achieve compliance with the NYSE’s market capitalization standard within eighteen (18) months from the receipt of the Notice. The NYSE will evaluate this Plan to determine whether the Company has made a reasonable demonstration in the Plan of an ability to conform to the relevant standard within eighteen (18) months. The NYSE will make such determination within forty-five (45) days of receipt of the proposed Plan. If the NYSE does not accept the Plan, it will promptly initiate suspension and delisting procedures. If the NYSE accepts the Plan, it will review the Company on a quarterly basis for compliance with the Plan. If the Company fails to meet the quarterly milestones set forth under the Plan or is not compliant with the continued listing standard within eighteen (18) months, its securities will be subject to suspension and delisting by the NYSE. The Company intends to file such a Plan with the NYSE.

The Company’s Common Stock and Class B Common Stock must each have an average thirty (30) trading day closing price at or above $1.00 within six (6) months from the date that the Company receives formal written notice of non-compliance from the NYSE. Should the Company fail to meet these standards at the expiration of the six (6) month period, the NYSE will commence suspension and delisting procedures.

The Company’s Class B Common Stock and Common Stock remain listed on the NYSE under the symbols IDT and IDT.C respectively, but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.

On October 3, 2008, the Company issued a press release announcing the Notice from the NYSE. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On September 29, 2008, the Board of Directors (the “Board”) of the Registrant approved a CEO succession plan that extended the employment and amended the compensation arrangement with Howard Jonas, the Company’s Chairman of the Board and included an agreement with the Company’s Vice Chairman and CEO to accept his base salary in IDT stock in lieu of cash.

The Compensation Committee of the Board (the “Compensation Committee”) approved amending the employment agreement (the “Courter Agreement”) between the Registrant and Mr. Jim Courter, the Registrant’s Vice Chairman and Chief Executive Officer (the “Courter Amendment”).

Pursuant to the Courter Amendment, Mr. Courter will accept shares of Class B Common Stock in lieu of a cash base salary during calendar 2009. For the period from January 1, 2009 through October 21, 2009, Mr. Courter will receive 903,556 restricted shares of Class B Common Stock based on the closing price of the Class B Common Stock on September 29, 2008. The shares will be granted in January 2009. All such shares will automatically vest at the end of the term of the Courter Agreement, subject to adjustments or acceleration based on certain corporate transactions, changes in capitalization, or termination, death or disability of Mr. Courter, the terms of which shall be set forth in a grant agreement between the Company and Mr. Courter. Mr. Courter’s current employment contract expires on October 21, 2009.

Mr. Jonas has agreed to become the Company’s Chief Executive Officer upon Mr. Courter’s retirement. Accordingly, the Compensation Committee has approved and Mr. Jonas will enter into an amendment (the “Jonas Amendment”) to his current employment agreement (the “Jonas Agreement”) that will provide for a five-year term (the “Term”) and for the payment of his base compensation in shares of Common Stock for the five-year period beginning on January 1, 2009. This includes the previously announced agreement with Mr. Jonas to accept shares of Common Stock in lieu of base compensation for the first three years of that period. Under the Jonas Amendment, Mr. Jonas will receive a total of 3,518,518 shares of Common Stock in lieu of compensation in the fourth and fifth years of the agreement, which are in addition to the previously announced aggregate 1,704,545 shares of Common Stock for the first, second and third years of the agreement. The additional shares will automatically vest at the end of the Term, subject to adjustments or acceleration based on certain corporate transactions, changes in capitalization, or termination, death or disability of Mr. Jonas, the terms of which shall be set forth in a grant agreement between the Company and Mr. Jonas. The arrangement is subject to finalizing a revised definitive employment agreement between the Company and Mr. Jonas.

In order to put into effect these changes in compensation, the Company will be proposing certain amendments to the Company’s 2005 Stock Option and Incentive Plan at the Company’s annual meeting of stockholders on December 17, 2008.

On October 3, 2008, the Company issued a press release announcing the above changes in executive compensation. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

99.1	Press Release of the Registrant Regarding Notice From the NYSE dated October 3, 2008.

99.2	Press Release of the Registrant Regarding CEO Succession Planning and Changes in Executive Compensation dated October 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter

Name:	James A. Courter
Title:	Chief Executive Officer

Dated: October 3, 2008

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release of the Registrant Regarding Notice From the NYSE dated October 3, 2008.

99.2	Press Release of the Registrant Regarding CEO Succession Planning and Changes in Executive Compensation dated October 3, 2008.

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